1 SCHEDULE 1 TO CONTRACT OF EMPLOYMENT Please refer to the Contract of Employment for detailed information. Information on this Schedule should not be amended without consultation with the Chief Finance Officer (CFO), Sprinklr. NAME OF EMPLOYEE: Luca Lazzaron Office Location: Sprinklr Switzerland, Zurich, Switzerland, the exact location to be confirmed. Start Date of Employment: Your employment with the Company will begin on 9 th October 2017. You do not have any previous service with this or any other associated employer and therefore the date on which your continuous service commenced is date as above. Job Title and Location: Chief Revenue Officer (CRO) Reporting To: Carols Dominguez, President of Sprinklr Basic Salary: You will be paid at the rate of CHF350,000 (Three Hundred and Fifty Thousand) Swiss Francs per annum. Incentive Bonus: In addition, you will be eligible for a bonus of up to CHF 350,000 (Three Hundred and Fifty Thousand) Swiss France per annum in accordance with the Sprinklr Incentive Bonus Plan (MBO). The Incentive Bonus shall be paid quarterly based on actual results. The Company will provide a guaranteed first quarter incentive payment of CHF 87,500 (Eighty Seven Thousand Five Hundred) Swiss Francs. For the avoidance of doubt, any actual incentives earned during this same period would not be incremental to the guaranteed payment. Stock Options: The Company has recommended and received approval to the Company’s Board of Directors, that you be granted restricted stock equal to 600,000 (Six Hundred Thousand) shares. Such shares have a vesting schedule over a four year period, with Twenty-Five Percent (25%) vesting on each anniversary of the grant date. Change of Control: the Company will also provide you with a Change of Control Agreement to be effective with your date of hire. A form of such agreement will be presented to you during your on-boarding. Notwithstanding the foregoing, the vesting of the shares shall accelerate under the following circumstances. a) In the event that a change of control (as defined in the Plan) occurs within twelve (12) months from the start date of your employment and you are terminated by the Company (or successor entity in such change of control) within ninety (90) days before, or within twelve (12) months after such change of control for any reason other than Cause or by you for Good Reason, then immediately upon your termination Fifty Percent (50%) of the equity grant contemplated in this letter (i.e. 300,000) shares will be deemed fully vested as of the closing date of the change of control. b) In the event that a change of control (as defined in the Plan) occurs twelve (12) months and within Twenty-Four (24) months from the start date of your employment and you are terminated by the Company (or successor entity in such change of control) such change of control for any reason other than Cause or by you for Good Reason, then immediately upon your termination One Hundred Percent (100%) of the equity grant contemplated in DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

2 this letter (i.e. 600,000) shares will be deemed fully vested as of the closing date of the change of control. Hours of Work: Your basic hours of work are 40 hours per week. Your normal hours of work are 08.30 to 17.30 Monday to Friday. A lunch break of one hour may be taken; you are not paid for your lunch break. Holiday Minimum: 20 days for a full holiday year. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

3 Luca Lazzaron v.S. Leopoldo 1 35020 Albignasego Italy Dear Luca This letter confirms our previous conversations regarding the employment opportunity available to you with Sprinklr and sets forth the terms and conditions of that employment. CONTRACT OF EMPLOYMENT DATED: 4 th October 2017 THE PARTIES: (1) Sprinklr Switzerland, Voie du Chariot 3, CH-1003 Lausanne, Switzerland (the “Employer”), (2) Luca Lazzaron, v. S. Leopoldo 1, 35020 Albignasego, Italy ("the Employee", "you"). DEFINITIONS: "Associated Companies" means the Employer and any holding company or any parent company or any subsidiary or subsidiary undertaking of the Employer or such companies and Associated Company means any of them. Employer and all Associated Companies are together referred to as the “Company”. 1. INTRODUCTION 1.1. Your Contract of Employment This contract and the attached schedules set out your terms and conditions of employment with the Employer (together referred to as the Contract of Employment). 1.2. Probationary Period The terms and conditions of your employment are not subject to a probationary period. 1.3. References and Restrictions Your employment is made subject to your having the right to work for the Employer in Switzerland, the receipt of satisfactory reference and your being free from any restrictions or obligations imposed upon you by a previous employer. If, after commencement of employment, the Employer receives references which it the Employer deems in its absolute discretion to be unsatisfactory or if the Employer becomes aware of any restrictions or obligations preventing or prohibiting you from carrying out your employment, this contract of employment automatically lapses. This will be the case notwithstanding the fact that DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

4 you may have been allowed to commence employment before all references and information about you has been received. Specifically it is not the Employer’s intention that you should breach any contractual obligations or restrictions owed to any third party, such as a former employer. By signing this contract of employment you warrant that you will not commit any breach of any obligations or restrictions owed to a third party such as a former employer by performing your obligations for the Employer. Specifically, you are obliged to inform the Employer in advance of commencement of employment should you be subject to any such obligations or restrictions whatsoever, or have any connection with, or are subject to any post termination or confidentiality restrictions. 2. PERIOD OF EMPLOYMENT The date your employment with the Employer began is set out in Schedule 1. No employment with a previous employer counts towards your period of continuous employment with the Employer. 3. JOB TITLE AND DUTIES 3.1. Your job title and reporting line are set out in Schedule 1. A job description indicative of the duties associated with your role will be provided. Subject to the Employer's business requirements, the Employer may reasonably require you from time to time or permanently to undertake other work within your capacity or amend the job description from time to time. The Employer reserves the right to ask you to work for an Associated Company on a temporary or permanent basis. 3.2. Details of your Manager and/or reporting line are in schedule 1. The Company reserves the right to change the reporting line. 3.3. During your employment you will faithfully and diligently and to the best of your ability exercise such powers and perform such reasonable duties in relation to the Employer's business as the Employer requires from time to time, and comply with all limitations, rules and regulations the Employer may notify to you from time to time. 3.4. At all times during your employment with the Employer you will act in its best interests and the interests of the Employer and all Associated Companies. 3.5. During your employment you will not, without the Employer's prior written consent, be employed, engaged, concerned or interested in any trade, business activity or profession which conflicts or is likely to conflict with the interests or business of the Employer or any Associated Company. 3.6. You agree that you are under a continuing duty to disclose to the Employer all acts of misconduct, breaches of contract or wrongdoing committed by any employee or director, including your own. Failure to do so may result in disciplinary action. 4. PLACE OF WORK AND MOBILITY 4.1. Your Normal Place of Work is set out in Schedule 1. 4.2. You may be required to work at and/or travel to or work at such places (inside or outside DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

5 Switzerland) as the Employer may reasonably require without additional remuneration. 4.3. The Employer also reserves the right to alter your Normal Place of Work where you are based within a reasonable distance of your new Normal Place of Work, subject to giving you reasonable notice of any change. 5. HOURS OF WORK 5.1. Your Normal Working Hours are set out in Schedule 1. 5.2. You may be requested to work overtime. Any additional hours worked will not attract additional payment as your salary is inclusive of this requirement. 6. REMUNERATION AND DEDUCTIONS 6.1. Details of your annual basic salary are set out in Schedule 1. The Employer will pay your basic salary, less deductions for the employee’s social security contributions and source tax, if and as required, and pro rata if you commence or leave employment during a calendar month, by credit transfer to your nominated bank account, payment will be made at the end of each calendar month in arrears. Multi-country tax obligations: In the event the Employee generates any tax obligations in any other country i.e. Italy, the Employee bears full responsibility for reporting, filing and paying any and all obligations. 6.2. Your remuneration package and performance will be reviewed annually in April at the discretion of the Employer. There is no automatic entitlement to an increase in remuneration and any increase in one year shall not entitle you to an increase in any subsequent years and no such assumption should be made. 6.3. If at a future date you become eligible to participate in the Employer's Sales Compensation Plan ("Plan") subject to the terms of the plan in force from time to time. Details of the Sales Compensation plan will be provided under separate cover at the time of your becoming eligible to join the Plan. Expressly, any commissions arising from sales concluded will be payable to the schedule laid out in the Plan. In the event that the contract of employment is terminated, for whatever reason, no commissions shall be payable to you for sales contracts concluded prior to termination of employment but where no monies have been collected from customers prior to the date of termination. In such circumstances commissions shall only be payable to you in relation to sales concluded and actual monies paid by the customer (in part or in full) prior to the date of termination. You will only receive payment for accrued commission if you are still employed by the Company on the payment date and the payment criteria has been met as detailed in this clause. The scheme is non contractual and the Company reserves the right to change, amend or withdrawn the scheme by giving you written notice. The scheme is at the Managing Director’s discretion. 6.4. You agree that the Employer has the right to deduct from your basic salary or any money due to you, any sums which you may owe the Employer or any costs which the Employer incurs on your behalf including and without limitation any loans or interest on any loans made to you or overpayments, advances of expenses or unauthorized personal expenses, costs of repairing any damage or loss to the Employer's property caused by you, any excess holiday taken over and above your entitlement. By signing this Contract of Employment you consent to such deductions being made and agree to pay back any payments that have been erroneously made to you. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

6 6.5. Any changes which are made to your salary will be notified to you in writing (this may be by e-mail). 7. BENEFITS 7.1. Pension The Employee shall be covered by the Company's pension fund under the regulations as in force from time to time. The Company and the Employee shall pay the contributions in accordance with the applicable regulations. 7.2. Employee Benefits During your employment with the Company you will be entitled to participate in all of our then current customary employee benefit plans and programs, subject to eligibility requirements, enrollment criteria, and the other terms and conditions of such plans and programs. The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels in its discretion. 8. STOCK OPTION PLAN 8.1. The terms of your employment shall not be affected in anyway by your participation or entitlement to participate in any Company stock option programs. Details of such programs shall be in accordance with the relevant plan documents, if applicable. 9. EXPENSES 9.1. The Employer will reimburse you for all travelling, hotel, entertainment and other expenses reasonably and properly incurred by you in the performance of your duties. Payment of such expenses will only be made where there is valid proof of the expense, an expenses claim form is completed and the expenses have been approved by your Manager. Expenses submitted without a valid receipt or voucher will not be refunded by the Employer. If you are given a credit card by the Employer this must be used at all times for business purposes and not for any personal or private use any such use will result in disciplinary action and may be deemed gross misconduct. 10. HOLIDAYS AND HOLIDAY PAY 10.1. The Employer operates an unlimited holiday entitlement, see schedule 1 for your minimum entitlement. Holiday entitlement accrues on a pro rata monthly basis for every completed month of service. In addition you are entitled to Public Holidays. The holiday year runs from 1 January to 31 December. 10.2. Holiday must be agreed with your Manager prior to making any bookings. Holiday is normally granted on a first come first served basis and the Employer reserves the right to refuse holiday for business reasons. 10.3. Any holiday entitlement not taken during the holiday year will be lost. The Employer does not pay in lieu of untaken holiday entitlement, except in accordance with clause 10.4 below. 10.4. Holiday pay is calculated on the basis of dividing your annual basic salary by 260 (or equivalent days worked if part time). If you leave employment during a holiday year and you have DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

7 taken fewer holidays than you were entitled to, the Employer will pay you in lieu of holiday accrued but not taken, although the Employer reserves the right to require you to take holiday during your notice period. 10.5. The Employer reserves the right to nominate up to 3 days of your annual leave entitlement to be taken during a period of business shutdown, for example over Christmas. 11. NOTIFICATION OF ABSENCE 11.1. If you are unable to come to work for any reason and your absence has not previously been authorized by the Employer you must inform your Manager personally by 9am on the first day of absence or at least an hour before you are due to start work and keep him/her informed of the reason for the absence and the anticipated length of the absence. 11.2. You must keep the Company informed throughout your absence and notify your Manger of your expected date of return. All sickness and injury absence must be verified by a certificate of incapacity for work. A self-certification form is sufficient for periods of incapacity of up to 3 working days; thereafter a doctor’s certificate will be required. However, the Employer reserves the right to ask a doctor’s certificate from the first day of absence. These forms should be forwarded to your HR Manager as soon as possible during or immediately after any absence; failure to do so may affect your sick pay entitlement. 11.3. During prolonged periods of absence you are required to keep in touch with the Company on a regular basis, to attend meetings to discuss your absence, to visit and obtain a doctor’s and / or consultant’s report concerning your sickness at the Company’s request and expense, to respond to communications from the Company and to receive visits from authorised Company personnel as required. 11.4. At any time during your employment you will, at the Employer's request and expense, permit yourself to be examined by any registered medical practitioner whom the Employer has selected and shall authorise such medical practitioner to disclose to and discuss with the Employer or its medical adviser the results of such examination to the extent required for the Employer to assess its rights and obligations. This includes any matters which, in the medical adviser’s opinion, might hinder or prevent you (if during a period of incapacity) from returning to work for any period or (in other circumstances) from efficiently performing any duties of your employment at the time. You also agree to comply with any request by the Employer to provide (or have your doctors provide) copies of your medical notes to the medical adviser for the purposes of a medical assessment. 12. CONFIDENTIAL INFORMATION 12.1. You must not at any time, during or after your employment with the Employer directly, or indirectly disclose, use, or exploit for your own purposes or those of a third party any confidential information or make use of your knowledge of any Confidential Information belonging to the Employer or Associated Company. 12.2. In this Contract of Employment, "Confidential Information" includes (without limitation, and information in any form or media:  Customer prices, purchase volumes, installation details, product modifications / customizations, product support records, grievances and any information or plans associated or connected with any project the Employer has been engaged to undertake; DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

8  All intellectual property belonging to the Employer or any Associated Company;  The names, addresses and contact details of any clients, suppliers or potential clients whether they be listed, on a database or in some other form;  The names, addresses, salary, telephone numbers and other details of the Employer's staff;  All and any information relating to business plans and activities, financial information, profit or loss details, pricing structures, contracts or tenders for work, balance sheets, budget and financial forecasts relating to the Employer; and  Any document marked confidential or with similar expressions, or any information which you have been told is confidential or which you might reasonably expect the Employer would regard as confidential. The obligations contained in this clause shall not apply:  To any information or knowledge which may come into the public domain other than by way of unauthorized disclosure;  To any act of yours in the proper performance of the duties of your employment;  Where such use or disclosure has properly been authorized by the Employer; or  To any information which you are required to disclose in accordance with a Court order provided that you inform the Employer as soon as possible and in advance of the disclosure about such court order if permissible by law to allow the Employer to take any legal steps to protect its legitimate interests which it deems adequate. 13. TERMINATION OF EMPLOYMENT 13.1. In the event that your employment is terminated by the Company without Cause or by you for Good Reason, the Company will pay you the following amounts, subject to your execution of a separation and release agreement: (i) six months’ of your Base Salary, payable in accordance with the Company’s payroll practice, (ii) your monthly health and welfare premium for six months or until you obtain alternative coverage, whichever occurs first, and (iii) your full on- target Annual Bonus Incentive for the year in which your employment is terminated, which shall be prorated based on the number of full weeks worked in such a year. 13.2. After notice to terminate your employment has been given by you or the Employer, the Employer may for all or part of the duration of the notice period in its absolute discretion require you: to perform only such duties (including without limitation research projects) as it may allocate to you; not to have any contact (other than social contact) with employees, clients or suppliers of the Employer of any Associated Company; to take any accrued holiday entitlement; not to enter any premises of the Employer or any Associated Company nor to visit the premises of any Associated Company's suppliers or customers; provided always that throughout the period of any such action and subject to the other provisions of this Agreement your salary and contractual benefits shall not cease to accrue or be paid provided, however, that if you assume any gainful activity during the notice period any income received from such activity will be deducted from your entitlement. Any competing activity remains prohibited during the entire notice period. You acknowledge that such action taken on the part of the Employer shall not constitute a breach of this Agreement of any kind whatsoever nor shall you have any claim against the Employer in respect of any such action. During any period of garden leave you shall owe a duty of the utmost good faith to the Employer and all Associated Companies. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

9 13.3. At the end of your employment for whatever reason, or on demand during the course of your employment, you must return all of the Employer's and any Associated Company's property, documents (and copies thereof), computer discs or tapes and all other tangible items (including but not limited to building key pass, desk / cupboard keys, mobile phone, laptop, its library books and stationery) in your possession or control belonging to, having been made available by or containing any Confidential Information about the Employer, any Associated Company or third parties. Any retention right is excluded. 13.4. Following termination of your employment for whatever reason, you shall not represent yourself as being, in any way, connected with the business of the Employer or any Associated Company (except to the extent agreed by the Employer) or make any unfair or untrue remarks about the Employer, and Associated Company, its or their employee's, officers, clients or prospective clients and any of its or their services. 14. DISCIPLINARY AND GRIEVANCE PROCEDURES 14.1. The Company’s Disciplinary Procedure and Capability Procedure shall apply. The Company’s Grievance procedure applies to all employees. These procedures are not contractually binding and do not form part of your contract of employment. 14.2. For details of the Company’s Disciplinary Procedure, Capability Procedure and Disciplinary Rules, as determined from time to time please refer to the Company Handbook. The Company may suspend you during an investigation into a disciplinary issue; such suspension will be on full pay. 14.3. If you have a grievance relating to your employment or wish to appeal against a disciplinary ruling you are to apply in the first instance orally to your Manager. For further details of the Grievance Procedure, as determined from time to time refer to the 'Grievance Procedure' in the 'Employee Handbook'. 15. DATA PROTECTION To carry out the Employer's duties under this Contract of Employment, the Employer needs to be able to process personal data relating to you, for example, your name, address and salary details. The Employer also needs to be able to process sensitive personal data, as defined by the Swiss Federal Data Protection Act (the "Act"), such as details of sickness absence that you may have. By signing this Contract of Employment, you agree and consent to the Employer processing your personal and sensitive personal data, and that this data may occasionally be sent outside Switzerland, in particular to Associated Companies in the United States of America and the United Kingdom for employment administration purposes. Any data processing that the Employer carries out will be in accordance with the Act. 16. COMMUNICATIONS During your employment with the Employer, you are likely to have access to its communications facilities such as email, Internet and telephones. The Employer does not routinely monitor email or other communications made using its equipment. However, its equipment is supplied on the understanding that it will be used for its primary purpose which is as a business tool. The Employer reserves the right to monitor, use and read communications (including personal communications, or any through a third party site) being made on its equipment in accordance with applicable law. By signing this Contract of Employment you hereby consent to such monitoring. Any breach of this clause or any Employer policy on computer or telephone use may lead to action being taken against you under the Employer disciplinary procedures. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

10 17. EQUAL OPPORTUNITIES AND DISCRIMINATION The Employer regards harassment or any other forms of discrimination as unacceptable conduct, which will be subject to disciplinary action under the disciplinary procedures. You are expected to comply with the Employer's guidance on equal opportunities and harassment and to report any breach you may become aware of. 18. HEALTH AND SAFETY You must familiarize yourself and comply with the Employer's Health and Safety rules from time to time in force. It is also your legal duty to take care of your own health and safety and that of your colleagues. 19. INTELLECTUAL PROPERTY You will promptly disclose to the Employer and keep confidential all copyright works, designs, photographs, inventions or technical know-how conceived or made by you alone or with others in the course of your employment irrespective of whether they were created in the performance of a contractual obligation and during working hours. All such intellectual property shall belong to the Employer and you will hold such intellectual property in trust for the Employer and will do everything necessary or desirable at the Employer's expense to vest the intellectual property fully in the Employer. Decisions as to the protection or exploitation of any intellectual property shall be in the absolute discretion of the Employer. You also agree that if any moral right arises in respect of any intellectual property you will waive such rights as against the Employer and its employees; and exercise such rights against any third party only as the Employer requests and in accordance with the Employer's directions. 20. POST TERMINATION RESTRICTIONS 20.1. Within this clause the following words shall have the following meanings: 20.1.1. "Key Employee" shall mean an employee of the Employer employed in a management, technical, sales or marketing capacity or having Material Dealings with a Restricted Client and/or a Prospective Client in the period of twelve months before the Termination Date and with whom you had management responsibility or regular dealings during the twelve months prior to the Last Work Day. 20.1.2. "Last Work Date" shall mean the Employee’s last day of actual work for the Employer. 20.1.3. "Material Dealings" shall mean receiving orders, instructions or enquiries from; contracting with or making preparations to do so; making sales to; presenting to; tendering for orders from; or advising generally. 20.1.4. "Prospective Client" shall mean any person firm company or other entity who was at the Last Work Date or the twelve months preceding that date negotiating with the Employer with a view to dealing with the Employer as a client or customer and with whom you had Material Dealings during that time. 20.1.5. "Restricted Client" shall mean any person, firm, company or other entity who/which was at the Termination Date and at any time during the twelve months preceding that date a client or customer of the Employer and with whom you had Material Dealings during the twelve months prior to the Last Work Date. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

11 20.1.6. "Restricted Supplier" shall mean any person, firm, company or other entity who at the Last Work Date and at any time during the twelve months preceding that date was a supplier of equipment, products, services or information to the Employer and with whom you had Material Dealings during that time. 20.1.7. "Termination Date" shall mean the date of termination of your employment with the Employer (howsoever arising). 20.2. For the period of 12 months after the Termination Date, you shall not within Switzerland be employed or contracted by, interested or concerned with any company or business or perform any activity which is in anyway likely to be directly competitive with the business carried on by the Employer or any Associated Company in the 12 months preceding the Last Work Date. 20.3. For the period of 12 months after the Termination Date, you shall not within Switzerland establish, operate, be employed or contracted by, interested in or concerned with any businesses which the Employer deems to be directly competitive with the business carried on or to be carried on by the Employer or any Associated Company in the 12 months preceding the Last Work Date. 20.4. For the period of 12 months after the Termination Date whether directly or indirectly and whether alone or on behalf of or in conjunction with another person, firm or company in any capacity you shall not, so as to compete with the business of the Employer, accept work or business from, deal with, be employed by or work for a Restricted Client. 20.5. For the period of 12 months after the Termination Date, whether directly or indirectly and whether alone or on behalf of or in conjunction with another person, firm or company in any capacity you shall not, so as to compete with the business of the Employer, canvass, solicit, seek to secure business or custom from a Prospective Client. 20.6. For the period of 12 months after the Termination Date whether directly or indirectly and whether alone or on behalf of or in conjunction with another person, firm or company in any capacity you shall not, so as to compete with the business of the Employer, accept work or business from, deal with, be employed by or work for a Prospective Client. 20.7. For the period of 12 months after the Termination Date whether directly or indirectly and whether alone or on behalf of or in conjunction with another person, firm or company in any capacity you shall not, so as to compete with the business of the Employer, deal with any Restricted Supplier where your dealings with the Restricted Supplier will have an adverse effect upon its ability to fulfil any contractual obligations to the Employer or in any way to interfere with the Employer's relationship and or dealings with a Restricted Supplier. 20.8. For the period of 12 months after the Termination Date you shall not in whatever capacity whether directly or indirectly and whether alone or on behalf of or in conjunction with another seek to induce, solicit or entice any Key Employee to leave the Employer. 20.9. The definitions and provisions of this clause 20 (which are separate and distinct covenants) are acknowledged by the parties to be reasonable for the legitimate protection of the Employer's interest given your role and particularly your access to and dealings with Restricted Clients and/or Potential Clients of the Employer and Confidential Information. In the event that any of the restrictions contained in this clause shall be found to be void or unenforceable such restrictions will apply with such modifications as may be necessary to make them valid, enforceable and effective. 20.10. The restrictions specified in clauses 20.2 to 20.7 shall be reduced by the continuous DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

12 period of garden leave (if any) ending on the Termination Date during which pursuant to clause 13.3 you do not attend your place of work or other offices of the Employer or any Associated Company and do not perform any duties for the Employer or any Associated Company provided always that you shall have complied with your obligations whilst on garden leave. 20.11. Each of the restrictions contained in this agreement is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable. 20.12. You understand that a violation of your obligations under this clause 20 might cause serious damage to the Employer. Upon any breach of your obligations under this clause 20, you shall pay to the Employer an amount equal to your last annual gross salary as liquidated damages. The payment of the contractual penalty does not relieve you from your obligations. The Employer's right to claim damages exceeding the amount of contractual penalty is expressly reserved. Furthermore, the Employer shall in any event be entitled to seek judicial enforcement of your obligations. 21. MISCELLANEOUS 21.1. Termination of this Contract of Employment howsoever caused shall not affect any provisions which are intended to operate after termination. 21.2. There are no collective agreements relevant to your employment with the Employer. 21.3. Any notices given under this Contract of Employment must be given by letter. Notices to you will be given to you personally or sent to your last known address. 21.4. This Contract of Employment, together with your previously signed NDA and change of Control Agreement supersedes any previous written or oral agreement between the parties. It contains the whole agreement between the parties relating to your employment at the date the Contract of Employment was entered into. The Contract of Employment, NDA and Change of Control Agreement may not be modified, changed or altered except in writing signed by you and the Company. 21.5. The Employer reserves the right, following reasonable consultation and not less than 2 months’ notice, to make reasonable alterations to this Contract of Employment and the attached schedule. The Employer will communicate any amendments to you in writing and you will be deemed to have agreed to them by acceptance of salary on the next payroll date, unless written objection to them is made by you to the Employer. 21.6. Reference to any statute includes any modification or re-enactment of it. 22. GOVERNING LAW AND JURISDICTION This Agreement shall be governed by and construed in accordance with the laws of Switzerland. Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of the place where the Employee ordinarily works or the place where the defendant has its domicile or seat. DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880

13 I agree to the employment with the Employer on the terms asset out above (and in the attached schedule(s)) and confirm that I have received a copy of this Contract of Employment and the attached schedule, read and understood them and also agree that it supersedes any previous agreement between myself and the Employer. Signed………………………………… Luca Lazzaron Dated………………………………….. Signed………………………………… Chris Lynch Dated………………………………… DocuSign Envelope ID: 5DD7FF3C-9C7F-4CD6-845C-987A39A7A880 10/5/201710/5/2017